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                                                                 Exhibit (a)(21)


                             THE GLENMEDE FUND, INC.

                              ARTICLES OF AMENDMENT


          THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:   In accordance with the requirements of Section 2-605 of the
Maryland General Corporation Law, the Board of Directors of Glenmede Fund pursuant to resolutions approved at a regular meeting of the Board of Directors held on March 12, 2002, has amended the Charter of Glenmede Fund, as previously amended and restated, as follows:

               RESOLVED, that the Charter of the Glenmede Fund be, and hereby is, amended to rename the authorized issued and unissued shares of the Glenmede Fund classified as the "Small Capitalization Value Portfolio - Advisor Shares" and "Small Capitalization Value Portfolio - Institutional Shares," respectively, to shares of the "Small Capitalization Portfolio - Advisor Shares" and "Small Capitalization Portfolio - Institutional Shares," respectively, of Glenmede Fund; and

               FURTHER RESOLVED, that the foregoing name change will become effective on March , 2002.

          SECOND: The foregoing amendment to the Charter has been duly approved by at least a majority of the entire Board of Directors of Glenmede Fund. The amendment is limited to a change expressly permitted to be made without action of the stockholders under Section 2-605 of the Maryland General Corporation Law.

          THIRD:   The Articles of Amendment will become effective on March  ,
2002.

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          IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 18th day of March, 2002.


ATTEST:                                     THE GLENMEDE FUND, INC.


/s/ Michael P. Malloy                       /s/ Mary Ann B. Wirts
--------------------                        ---------------------
Michael P. Malloy                           Mary Ann B. Wirts
Secretary                                   President


          THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles of Amendment to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles of Amendment to the Charter to be the corporate act of said Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            /s/ Mary Ann B. Wirts
                                            ---------------------
                                            Mary Ann B. Wirts
                                            President